Seyfarth Shaw LLP World Trade Center East Two Seaport Lane Suite 300 Boston, MA 02210-2028 (617) 946-4800 fax (617) 946-4801 www.seyfarth.com
(617) 946-4870 ldifronzo@seyfarth.com

February 6, 2014

VIA FIRST CLASS MAIL AND
CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Advanced Microsensors Corporation c/o Plures Technologies, Inc. 4070 West Lake Road Canandaigua, New York 14424 Attn: Glenn J. Fricano, President	Advanced Microsensors Corporation c/o Ruskin Moscou Faltischek, P.C. East Tower, 15th Floor 1425 RXR Plaza Uniondale, New York 11556 Attn: Stuart M. Sieger, Esq.
Advanced Microsensors Corporation c/o Plures Technologies, Inc. 5297 Parkside Drive Suite 400 Canandaigua, New York 14424 Attn: Glenn J. Fricano, President	Advanced Microsensors Corporation 333 South Street Building 2 Shrewsbury, Massachusetts 01545 Attn: Glen J. Fricano, Chief Executive Officer
Re:	Notice of Default and Notice of Disposition of Collateral

Dear Sir:

As you know, the undersigned and this firm are counsel to Hercules Technology Growth Capital, Inc. (the “Secured Party”) in connection with that certain secured term loan arrangement (the “Loan”) established by the Secured Party in favor of Advanced Microsensors Corporation (the “Debtor”), which Loan is evidenced by, among other things, that certain Loan and Security Agreement dated as of May 8, 2013 (as amended, the “LSA”) by and between the Debtor and the Secured Party.  The Loan is secured by a security interest in and to substantially all of the Debtor’s assets pursuant to, among other things, the LSA and that certain Patent Grant of Security Interest dated May 8, 2013 (the “PGSI”) executed and delivered by the Debtor the Secured Party.

As you are aware, an Event of Default has occurred under the LSA.  DEMAND is hereby made upon the Debtor for the immediate payment in full of all outstanding indebtedness owed by the Debtor to the Secured Party under the Loan, including, without limitation, all principal, interest (accrued and hereafter accruing), fees and costs of collection (including attorneys’ fees), and any other outstanding amounts relating to or arising under the Loan Documents.

Advanced Microsensors Corporation February 6, 2014 Page 2

You are also hereby notified that the Secured Party intends to sell some or all of the Collateral (as defined in the LSA, and as described on Schedule A annexed hereto) and the Patent Collateral (as defined in the PGSI, and as described on Schedule B annexed hereto) at one or more private sales sometime after February 17, 2014 and, to the extent any such Collateral or Patent Collateral is not sold at private sale, such Collateral or Patent Collateral shall be sold by the Secured Party at a public auction.  Such public auction shall take place on Thursday, February 27, 2014 commencing at 9:00A.M.  Participants may attend the live auction at the Sheraton Framingham Hotel and Conference Center, 1657 Worcester Road, Framingham, MA 01701 or participate in the live auction via webcast at http://www.thebranfordgroup.com/DNN3/Auction/PLUR0214.aspx.  Participants may also participate in an online auction commencing at 9:00 A.M. on Thursday, February 27, 2014.  A sale could include a lease or license of a portion of the Collateral or the Patent Collateral.  Such sale of said Collateral and Patent Collateral shall not be the Secured Party’s sole remedy, all of which remedies are hereby reserved and may be exercised by the Secured Party at any time.  The Debtor shall be held liable for any deficiency arising after the disposition of the Collateral and the Patent Collateral.

You are entitled to an accounting of the unpaid indebtedness owing to the Secured Party that is secured by the Collateral and the Patent Collateral that the Secured Party intends to sell, which accounting shall be made available for a charge of $25.00.  You may request an accounting by calling the Secured Party at 617.314.9982.

Nothing contained in this letter nor any communications between the Secured Party andthe Debtorshall be a waiver of any rights or remedies of the Secured Party as against the Debtor.  The Secured Party hereby reserves all of its rights and remedies against the Debtor under the LSAand the otherloan documents evidencing, guaranteeing and/or securing the Loan and any other rights and remedies at law or in equity.

Very truly yours, SEYFARTH SHAW LLP __/s/__________________ Louis J. DiFronzo, Jr.
LJD
cc:	Roy Liu
Ben Bang, Esq.

Schedule A

Collateral

All of Debtor’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”):  (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; (j) Instruments; (k) Documents; (l) Chattel Paper; (m) Supporting Obligations; (n) letters of credit, proceeds of any letter of credit, and Letter of Credit Rights; (o) all customer lists, software, and business records related thereto and other tangible and intangible personal property of Debtor whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Debtor and wherever located, and any of Debtor’s property in the possession or under the control of Secured Party; (p) Intellectual Property and all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property; and (q) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Definitions:

“Cash” means all cash and liquid funds.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Intellectual Property” means all of Debtor’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Debtor’s applications therefor and reissues, extensions, or renewals thereof; and Debtor’s goodwill associated with any of the foregoing, together with Debtor’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Debtor now holds or hereafter acquires any interest.

“Receivables” means (i) all of Debtor’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise defined in this Schedule A, capitalized terms used in this Schedule A that are not defined herein shall have the meanings given to them in the UCC.

Schedule B

Patent Collateral

Debtor’s entire right, title and interest in and to all Debtor’s Patents (as defined on Schedule A above) and Patent applications, including without limitation those listed on Schedule B-1 annexed hereto and the proceeds thereof (such as, by way of example, license royalties and proceeds of infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

Schedule B-1
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